UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2009

Buckeye GP Holdings L.P.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32963 (Commission File Number)	11-3776228 (I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective as of April 30, 2009, Oliver “Rick” G. Richard, III resigned from the Board of Directors (the “Board”) of MainLine Management LLC (“MainLine Management”), the general partner of Buckeye GP Holdings L.P. (“BGH”), and from the Board’s Audit and Compensation Committees.  Mr. Richard has served as a director of MainLine Management since April 2008.  Mr. Richard will remain on the Board of Directors of Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”), and the Audit and Compensation Committees of the Board of Directors of Buckeye GP.  BGH owns and controls Buckeye GP.  The resignation of Mr. Richard was not the result of any disagreement with MainLine Management or BGH on any matter relating to either entity’s operations, policies or practices.

(d)           Effective immediately following the effectiveness of the resignation of Mr. Richard, BGH GP Holdings, LLC, the sole member of MainLine Management, appointed Martin A. White to the Board of MainLine Management.  Subsequent to such appointment, the Board elected Mr. White to the Audit Committee of MainLine Management, effective April 30, 2009.  Mr. White, 67, was employed by MDU Resources Group, Inc. (“MDU”), a company which operates in three core lines of business: energy, utility resources and construction materials and that is publicly traded on the New York Stock Exchange, for 15 years.  From August 1997 until his retirement in August 2006, Mr. White served as President and Chief Executive Officer of MDU.  Mr. White was also the Chairman of the Board of Directors of MDU from February 2001 until his retirement.  Mr. White was an employee of Montana Power Company from 1966 until 1991, with his last position being President and Chief Executive Officer of Entech, Inc., a non-utility subsidiary of Montana Power Company.

There is no arrangement or understanding between Mr. White and any other persons pursuant to which he was appointed as a director.  There are no relationships between Mr. White and MainLine Management or BGH that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01               Other Events

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2008, pursuant to the terms of the Exchange Agreement and the Termination Agreement entered into by BGH, Buckeye and the other parties thereto, effective January 1, 2009, Buckeye, rather than BGH, has become directly responsible for all compensation of the officers of MainLine Management and of Buckeye GP. As a result, compensation decisions no longer need to be made by the Compensation Committee of MainLine Management, and, therefore, the Board approved the dissolution of the Compensation Committee of the Board effective as of April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

	By:	MAINLINE MANAGEMENT LLC,
its General Partner

		By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: May 1, 2009